UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2014

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, the independent members of the Board of Directors (the “Board”) of International Paper Company (the “Company”), upon the recommendation of the Board’s Management Development and Compensation Committee, approved the following compensation-related items for Mark S. Sutton, effective November 1, 2014, to reflect his appointment as Chief Executive Officer of the Company:

•	new annual base salary of $1,200,000 (increase of 26%);

•	new target short-term (annual) incentive compensation under the Company’s Management Incentive Plan, or MIP, of $1,800,000 (increase of 124%);

•	new target long-term incentive compensation under the Company’s Performance Share Plan, or PSP, of $7,000,000 (increase of 147%); and

•	authorization to use Company-owned aircraft for personal travel.

Mr. Sutton will be required to reimburse the Company for the incremental cost of such personal travel in excess of $75,000 per year. On October 17, 2014, the Company entered into a Time Sharing Agreement (the “Agreement”) with Mr. Sutton to allow him to make such reimbursement payments. A copy of the Agreement, which becomes effective November 1, 2014, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company will impute into Mr. Sutton’s income the value of his personal use of the aircraft in accordance with Internal Revenue Service regulations, minus the amounts he reimburses during the calendar year. He will receive no tax gross-up on this imputed income.

SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Time Sharing Agreement, dated October 17, 2014 (and effective November 1, 2014), by and between Mark S. Sutton and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: October 20, 2014	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Time Sharing Agreement, dated October 17, 2014 (and effective November 1, 2014), by and between Mark S. Sutton and the Company.

E-1